Exhibit 99.1

Sunshine Heart Announces 1-for-30 Reverse Stock Split

Eden Prairie, MN: January 12, 2017: (GLOBE NEWSWIRE) Sunshine Heart, Inc. today announced a 1-for-30 reverse split of its common stock, effective at 5:00 pm Eastern time today.  Beginning tomorrow, January 13, 2017, the Company’s common stock will trade on The Nasdaq Capital Market on a split adjusted basis.

At Sunshine Heart’s special meeting of stockholders on January 9, 2017, the Company’s stockholders authorized the Board of Directors to amend the Fourth Amended and Restated Certificate of Incorporation, as amended, of the Company to effect a reverse stock split at a ratio in the range of 1-for-20 to 1-for-60, as determined at the discretion of the Company’s Board of Directors.

Upon effectiveness, the reverse stock split will cause a reduction in the number of shares of common stock outstanding and issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of its outstanding stock options and warrants in proportion to the ratio of the reverse split, and will cause a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants. The number of shares of common stock issuable upon the exercise or vesting of outstanding stock options and warrants will be rounded down to the nearest whole share.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “SSH.” The new CUSIP number for the common stock following the reverse split is 86782U 304.

The number of authorized shares of the Company’s common stock will remain at 100,000,000, while the number of outstanding shares will be reduced from approximately 25.3 million to 0.8 million. No fractional shares will be issued following the reverse stock split.

Additional information about the reverse stock split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 8, 2016, a copy of which is also available on the Company’s website under the Investors page.

About Sunshine Heart

Sunshine Heart, Inc. (Nasdaq:SSH) is an early-stage medical device company focused on developing a product portfolio to treat moderate to severe heart failure and related conditions.  The Company’s commercial product, the Aquadex system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization. Our objective is to improve the quality of life for heart failure patients and slow the disease progression. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs,

assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, clinical and pre-clinical study designs and activities, expected timing for initiation, enrollment and completion of clinical trials, research and development activities, ultimate clinical outcomes and benefits of our products to patients, design and development of future studies, site activations,  patient enrollment in studies, timing of regulatory filings and approvals, regulatory acceptance of our filings, our expectations with respect to product development and commercialization efforts, market and physician acceptance of our products, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, potentially competitive product offerings, the Company’s ability to receive an extension from Nasdaq. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Claudia Napal Drayton	Investor Relations
Chief Financial Officer	Sunshine Heart Inc.
Sunshine Heart, Inc.	ir@sunshineheart.com
T: +1-952-345-4205